As filed with the Securities and Exchange Commission on October 25, 2022
Registration No. 333-264902

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 7 TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TIGA ACQUISITION CORP.*
(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Ocean Financial Centre
Level 40, 10 Collyer Quay, Singapore 049315
Tel: +65 6808 6288
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Maples Fiduciary Services (Delaware) Inc.
4001 Kennett Pike, Suite 302
Wilmington, Delaware, 19807
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Neil Whoriskey
Rod Miller
Milbank LLP
55 Hudson Yards
New York, NY 10001
Tel: (212) 530-5000

and

David H. Zemans
Milbank LLP
12 Marina Boulevard, #36-03
Marina Bay Financial Centre Tower 3
Singapore 018982
Tel: +65 6428-2400
David Peinsipp Jamie Leigh Kristin VanderPas Garth Osterman Cooley LLP 3 Embarcadero Center, 20th Floor San Francisco, CA 94111 Tel: (415) 693-2000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement is declared effective and all other conditions to the business combination described in the enclosed proxy statement/prospectus have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-l(d) (Cross-Border Third-Party Tender Offer)  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Tiga Acquisition Corp. is filing this Amendment No. 7 to its Registration Statement on Form S-4 (File No. 333-264902) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 21 of Part II of the Registration Statement, the signature page to the Registration Statement, and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21. Exhibits and Financial Statements Schedules.

Exhibits

Exhibit Number	Description
2.1†*	Agreement and Plan of Merger, dated as of May 9, 2022, by and among Tiga Acquisition Corp., Tiga Merger Sub LLC and Grindr Group LLC (included as Annex A to the proxy statement/prospectus).
2.2*
First Amendment to the Agreement and Plan of Merger, dated as of October 5, 2022, by and among Tiga Acquisition Corp., Tiga Merger Sub LLC and Grindr Group LLC (included as Annex A-1 to the proxy statement/prospectus).

3.1*	Amended and Restated Memorandum and Articles of Association of Tiga Acquisition Corp. (included as Annex G to the proxy statement/prospectus).
3.2*	Form of Proposed Certificate of Incorporation of New Grindr, to become effective upon Domestication (included as Annex H to the proxy statement/prospectus).
3.3*	Form of Proposed By-Laws of New Grindr to become effective upon Domestication (included as Annex I to the proxy statement/prospectus).
4.1*	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Form S-1 filed with the SEC on November 4, 2020).
4.2*	Specimen Ordinary Share Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Form S-1 filed with the SEC on November 4, 2020).
4.3*	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Company’s Form S-1 filed with the SEC on November 4, 2020).
4.4*
Warrant Agreement, dated November 23, 2020, between Tiga Acquisition Corp. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to Tiga Acquisition Corp.’s Current Report on Form 8-K filed on November 30, 2020).

4.5*	Specimen Common Stock Certificate of New Grindr.
4.6**	Form of Backstop Warrant Agreement, by and among Tiga Acquisition Corp. and Continental Stock Transfer & Trust Company, as warrant agent.
5.1*	Opinion of Milbank LLP.
5.2*	Form of Tax Opinion of Milbank LLP.
10.1*	Form of Amended and Restated Forward Purchase Agreement (included as Annex D to the proxy statement/prospectus).
10.2*
Form of Amended & Restated Registration Rights Agreement, by and among New Grindr, Tiga Sponsor LLC, the independent directors of Tiga and certain former stockholders of Grindr (included as Annex E to the proxy statement/prospectus).

II-1

Exhibit Number	Description
10.3*	Promissory Note, dated March 16, 2022, issued to Tiga Sponsor LLC (incorporated by reference to Exhibit 10.9 to the Company’s Form 10-K filed with the SEC on March 22, 2022).
10.4*
Letter Agreements, each dated November 23, 2020 among Tiga Acquisition Corp., Tiga Sponsor LLC and Tiga Acquisition Corp.’s officers and directors (incorporated by reference to Exhibit 10.1 to Tiga Acquisition Corp.’s Current Report on Form 8-K filed on November 30, 2020).

10.5*
Investment Management Trust Agreement, dated November 23, 2020, between Tiga Acquisition Corp. and Continental Stock Transfer & Trust Company, as trustee (incorporated by reference to Exhibit 10.2 to Tiga Acquisition Corp.’s Current Report on Form 8-K filed on November 30, 2020).

10.6*
Administrative Services Agreement, dated November 23, 2020, between Tiga Acquisition Corp. and Tiga Sponsor LLC (incorporated by reference to Exhibit 10.5 to Tiga Acquisition Corp.’s Current Report on Form 8-K filed on November 30, 2020).

10.7*
Private Placement Warrants Purchase Agreement, dated November 23, 2020, between Tiga Acquisition Corp. and Tiga Sponsor LLC (incorporated by reference to Exhibit 10.4 to Tiga Acquisition Corp.’s Current Report on Form 8-K filed on November 30, 2020).

10.8*	Form of Indemnity Agreement (Incorporated by reference to exhibit 10.5 to the Company’s Registration Statement on Form S-l, filed with the SEC on November 4, 2020).
10.9*+	Credit Agreement, dated as of June 10, 2020, among Grindr Gap LLC, Grindr Capital LLC, Fortress Credit Corp., and the other parties thereto, as amended on February 25, 2021.
10.10*	Amendment No. 1 to the Credit Agreement, dated as of February 25, 2021, among Grindr Gap LLC, Grindr Capital LLC, Fortress Credit Corp. and the other parties thereto.
10.11*	Amendment No. 2 to the Credit Agreement, dated as of June 13, 2022, among Grindr Gap LLC, Grindr Capital LLC, Fortress Credit Corp. and the other parties thereto.
23.1*	Consent of WithumSmith+Brown, PC.
23.2*	Consent of Ernst & Young LLP.
23.3*	Consent of Ernst & Young LLP.
23.4*	Consent of Milbank LLP (included as part of Exhibit 5.1).
24.1*	Power of Attorney (included on signature page to the initial filing of the Registration Statement).
99.1*	Form of Proxy Card for Tiga Acquisition Corp.’s Extraordinary General Meeting.
99.2*	Consent of G. Raymond Zage, III to be named as a director.
99.3*	Consent of James Fu Bin Lu to be named as a director.
99.4*	Consent of Michael Gearon to be named as a director.
99.5*	Consent of George Arison to be named as a director.
99.6*	Consent of Nathan Richardson to be named as a director.
99.7*	Consent of Gary Horowitz to be named as a director.
99.8*	Consent of Daniel Brooks Baer to be named as a director.
99.9*	Consent of Maggie Lower to be named as a director.
99.10*	Consent of Meghan Stabler to be named as a director.
99.11*	Consent of Kroll, LLC.
107**	Filing Fee Table

*	Previously filed.
**	Filed herewith.
***	To be filed by amendment.
†
Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Tiga Acquisition Corp. agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

+
Certain portions of this document that constitute confidential information have been redacted in accordance with Regulation S-K, Item 601(b)(10) because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed.

II-2

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

October 25, 2022
TIGA ACQUISITION CORP.

	By:	/s/ George Raymond Zage III
	Name:	George Raymond Zage III
	Title:	Chairman and CEO

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement, as amended, has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*	President and Director	October 25, 2022
Ashish Gupta

*	Chief Financial Officer	October 25, 2022
Diana Luo

*	Director	October 25, 2022
David Ryan

*	Director	October 25, 2022
Carman Wong

*	Director	October 25, 2022
Ben Falloon

*
The undersigned, by signing his name hereto, does hereby sign this Amendment No. 7 to the Registration Statement on Form S-4 pursuant to powers of attorney executed on behalf of the above-indicated officers and members of the Registrant and previously filed on behalf of the Registrant.

By:	/s/ George Raymond Zage III
Name:	George Raymond Zage III
Title:	Chairman and CEO